EXHIBIT 23.2

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

                           POSTLETHWAITE & NETTERVILLE




                                     P & N

                          Postlethwaite & Netterville
                          ---------------------------
                     A Professional Accounting Corporation
          Associated Offices in Principal Cities of the United States
                                 www.pncpa.com



         CONSENT AND REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT
         -------------------------------------------------------------

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 12, 2002 and May 7, 2003 relating to the 2001 consolidated financial statements of USURF America, Inc. and Subsidiaries.



/s/ Postlethwaite & Netterville
-------------------------------
Postlethwaite & Netterville, CPAs

Baton Rouge, LA
February 24, 2004





           8550 United Plaza Blvd., Suite 1001 * Baton Rouge, LA 70809
                      Tel: 225.922.4600 * Fax: 225.922.4611